UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2025 (August 27, 2025)
Brighthouse Financial, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37905	81-3846992
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11225 North Community House Road, Charlotte, North Carolina	28277
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (980) 365-7100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BHF	The Nasdaq Stock Market LLC
Depositary Shares, each representing a 1/1,000th interest in a share of 6.600% Non-Cumulative Preferred Stock, Series A	BHFAP	The Nasdaq Stock Market LLC
Depositary Shares, each representing a 1/1,000th interest in a share of 6.750% Non-Cumulative Preferred Stock, Series B	BHFAO	The Nasdaq Stock Market LLC
Depositary Shares, each representing a 1/1,000th interest in a share of 5.375% Non-Cumulative Preferred Stock, Series C	BHFAN	The Nasdaq Stock Market LLC
Depositary Shares, each representing a 1/1,000th interest in a share of 4.625% Non-Cumulative Preferred Stock, Series D	BHFAM	The Nasdaq Stock Market LLC
6.250% Junior Subordinated Debentures due 2058	BHFAL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 27, 2025, the Board of Directors of Brighthouse Financial, Inc. (the “Company”) appointed Myles J. Lambert as the Company’s Executive Vice President and Chief Operating Officer (“COO”), effective August 30, 2025.

Mr. Lambert, age 50, has served as the Company’s Executive Vice President and Chief Distribution and Marketing Officer since August 2017. In addition to his new responsibilities overseeing the Company’s operations, he will continue to lead the distribution and marketing of the Company’s annuity and life insurance solutions through third-party partners as well as corporate strategy.

Pursuant to an offer letter entered into in connection with his appointment (the “Offer Letter”), Mr. Lambert will receive an annual base salary of $700,000. In addition, he will have a target annual short-term incentive opportunity under the Amended and Restated Brighthouse Services, LLC Short-Term Incentive Plan (the “STI Plan”) of 140% of his annual base salary and a target long-term incentive opportunity under the Amended and Restated Brighthouse Financial, Inc. 2017 Stock and Incentive Compensation Plan (the “LTI Plan”) of 305% of his annual base salary (consisting of 40% restricted stock units (“RSUs”) and 60% performance share units (“PSUs”)), in each case, subject to the terms of the applicable plan and award agreement (including the award agreement supplement), individual performance and the Company’s achievement of certain specified performance goals. The foregoing description of the Offer Letter is qualified in its entirety by reference to the complete terms and conditions of the Offer Letter, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

In addition, pursuant to a special award letter entered into in connection with his appointment (the “Special Award Letter”), Mr. Lambert will receive a special cash award of $1.0 million payable on July 1, 2027 subject to, among other things, Mr. Lambert’s continued employment with the Company and satisfaction of management’s expectations for his new role through July 1, 2027. In the event Mr. Lambert is involuntarily terminated by the Company without cause on or prior to July 1, 2027, he will remain eligible to receive the special cash award. The foregoing description of the Special Award Letter is qualified in its entirety by reference to the complete terms and conditions of the Special Award Letter, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Furthermore, on August 27, 2025, the Company’s Board of Directors appointed Melissa Pavlovich as the Company’s Chief Accounting Officer (“CAO”), effective August 30, 2025. Ms. Pavlovich succeeded Richard Cook, who served as Interim CAO since November 9, 2024. Effective August 30, 2025, Mr. Cook assumed the role as the Company’s Deputy CAO and ceased serving as Interim CAO.

Since joining the Company in July 2020, Ms. Pavlovich, age 53, has led the Tax department, initially as Tax Director and subsequently as Head of Tax. In addition to her new responsibilities as CAO, she will continue to oversee the Company’s Tax department. Prior to joining the Company, Ms. Pavlovich was Head of Tax Planning and Business Support at CVS Health Corporation. She joined CVS Health Corporation in connection with its 2018 acquisition of Aetna Inc., where she held several tax-related roles from 2003 through 2018, including Vice President, Tax. Before joining Aetna Inc., Ms. Pavlovich held roles at Ernst & Young LLP and Arthur Andersen LLP.

Pursuant to an offer letter entered into in connection with her appointment, Ms. Pavlovich will receive an annual base salary of $425,000. In addition, she will have a target annual short-term incentive opportunity under the STI Plan of 60% of her annual base salary and a target long-term incentive opportunity under the LTI Plan valued at $219,500 (consisting of 40% RSUs and 60% PSUs), in each case, subject to the terms of the applicable plan and award agreement (including the award agreement supplement), individual performance and the Company’s achievement of certain specified performance goals.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1*	Offer Letter, effective as of August 30, 2025, between Brighthouse Services, LLC and Myles Lambert.
10.2*	Special Award Letter, effective as of August 30, 2025, between Brighthouse Services, LLC and Myles Lambert.
104*	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*    Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGHTHOUSE FINANCIAL, INC.

By:	/s/ Jacob M. Jenkelowitz
	Name:	Jacob M. Jenkelowitz
	Title:	Corporate Secretary

Date: September 2, 2025

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